THIRD AMENDMENT TO
                                CREDIT AGREEMENT


         THIS THIRD AMENDMENT TO CREDIT AGREEMENT (hereinafter, the "Amendment") is entered into as of November 16, 1998 among PLUMA, INC., a North Carolina corporation (the "Borrower") and NATIONSBANK, N.A., as Agent for and on behalf of the Lenders (the "Agent"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

                                    RECITALS

         WHEREAS, the Borrower, the Agent and the Lenders are parties to that certain Credit Agreement dated as of April 23, 1998, as amended by that certain First Amendment to Credit Agreement and Waiver between the Borrower and the Agent for and on behalf of the Lenders dated as of August 27, 1998 and by that certain Second Amendment to Credit Agreement between the Borrower and the Agent for and on behalf of the Lenders dated as of September 30, 1998 (as further amended, modified, supplemented, extended or restated from time to time, the "Credit Agreement");

         WHEREAS, the Borrower and the Agent are parties to that certain Forbearance Agreement dated as of the date hereof (the "Forbearance Agreement");

         WHEREAS, in accordance with and as a condition precedent to the Forbearance Agreement, the parties desire to amend certain terms of the Credit Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Reaffirmation of Existing Debt. The Credit Parties acknowledge and confirm (a) that the Agent, on behalf of the Lenders, has a valid and enforceable first priority perfected security interest in the Collateral subject only to certain Permitted Liens, (b) that the Borrower's obligation to repay the outstanding principal amount of the Loans and reimburse the Issuing Lender for any drawing on a Letter of Credit is unconditional and not subject to any offsets, defenses or counterclaims, (c) that the Agent and the Lenders have performed fully all of their respective obligations under the Credit Agreement and the other Credit Documents, and (d) by entering into this Amendment, the Lenders do not waive or release any term or condition of the Credit Agreement or any of the other Credit Documents or any of their rights or remedies under such Credit Documents or applicable law or any of the obligations of any Credit Party thereunder.

         2. Amendments. The Credit Agreement is hereby amended in the following respects:
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                  (a) The definition of "Applicable Percentage" set forth in
         Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                           "APPLICABLE PERCENTAGE" MEANS, FOR PURPOSES OF
                  CALCULATING (I) THE APPLICABLE INTEREST RATE FOR ANY REVOLVING LOAN OR ANY TERM LOAN, (A) FOR EURODOLLAR LOANS, 3.75% FROM OCTOBER 31, 1998 AND THEREAFTER AND (B) FOR BASE RATE LOANS, 1.00% FROM OCTOBER 31, 1998 AND THEREAFTER, (II) THE APPLICABLE RATE OF THE UNUSED FEE FOR ANY DAY FOR PURPOSES OF
                  SECTION 3.5(B), .375% AND (III) THE APPLICABLE RATE FOR THE LETTER OF CREDIT FEE FOR ANY DAY, 3.50%.

                  (b) The definition of "Borrowing Base" set forth in Section
         1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                           "BORROWING BASE" MEANS, AS OF ANY DAY, THE SUM OF (A)
                  85% OF ELIGIBLE RECEIVABLES, (B) 60% OF ELIGIBLE INVENTORY, IN EACH CASE AS SET FORTH IN THE MOST RECENT BORROWING BASE CERTIFICATE DELIVERED TO THE AGENT AND THE LENDERS IN ACCORDANCE WITH THE TERMS OF SECTION 7.1(C) AND (C) DURING THE PERIOD (I) FROM AND INCLUDING NOVEMBER 16, 1998 THROUGH AND INCLUDING DECEMBER 31, 1998, $1,000,000 AND (II) AFTER DECEMBER 31, 1998, $0.

                  (c) The definition of "New Consultant" contained in Section
         1.1 of the Credit Agreement is deleted in its entirety.

                  (d) The following definitions are hereby added to Section 1.1 of the Credit Agreement:

                  "BORROWER'S CONSULTANTS" MEANS N&C, PWC AND TSG.

                  "N&C" SHALL HAVE THE MEANING PROVIDED SUCH TERM IN SECTION
                  7.19 HEREOF.

                  "PWC" SHALL HAVE THE MEANING PROVIDED SUCH TERM IN SECTION
                  7.19 HEREOF.

                  "TSG" SHALL HAVE THE MEANING PROVIDED SUCH TERM IN SECTION
                  7.19 HEREOF.

                  (e) Section 7.1(f) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                           (F) ANNUAL BUSINESS PLAN AND BUDGETS. AT LEAST 30
                  DAYS PRIOR TO THE END OF EACH FISCAL YEAR OF THE BORROWER, AN ANNUAL BUSINESS PLAN AND BUDGET OF THE CONSOLIDATED PARTIES CONTAINING, AMONG OTHER THINGS, PRO FORMA FINANCIAL STATEMENTS FOR THE NEXT FISCAL YEAR; PROVIDED, HOWEVER, THAT THE ANNUAL BUSINESS PLAN AND BUDGET OF THE CONSOLIDATED PARTIES FOR FISCAL YEAR 1999: (I) SHALL NOT BE DUE UNTIL DECEMBER 21, 1998 AND (II) SHALL BE PREPARED WITH THE MATERIAL ASSISTANCE OF PWC.
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


                  (f) Section 7.1(p) of the Credit Agreement is hereby amended and restated in its entirety and shall read as follows:

                           (P) CASH FLOW FORECASTS. COMMENCING ON MONDAY,
                  NOVEMBER 16, 1998, AND CONTINUING ON A ROLLING BASIS ON THURSDAY OF EACH WEEK THEREAFTER, DETAILED CASH FLOW PROJECTIONS FOR THE THEN UPCOMING THIRTEEN WEEKS, EACH IN FORM ACCEPTABLE TO THE AGENT. THROUGH AT LEAST THE THIRTEEN WEEK CASH FLOW PROJECTION DUE THURSDAY, DECEMBER 31, 1998, SUCH PROJECTIONS SHALL BE PREPARED BY OR WITH THE MATERIAL ASSISTANCE OF PWC.

                  (g) A new Section 7.1(q) is hereby added to the Credit Agreement and shall read as follows:

                           (Q) CASH FLOW RECONCILIATIONS. COMMENCING ON
                  THURSDAY, NOVEMBER 19, 1998, AND CONTINUING ON THURSDAY OF EACH WEEK THEREAFTER, A TRUE AND ACCURATE RECONCILIATION REPORT, REFLECTING A DETAILED COMPARISON BETWEEN THE CONSOLIDATED PARTIES' ACTUAL CASH FLOW COMPUTATIONS THROUGH THE END OF THE PREVIOUS WEEK AND THAT PROJECTED FOR SUCH WEEK IN THE MOST RECENT CASH FLOW PROJECTION INCLUDING SUCH PERIOD PROVIDED TO THE AGENT IN ACCORDANCE WITH SECTION 7.1(P) HEREOF. THROUGH AT LEAST THE RECONCILIATION REPORT DUE THURSDAY, DECEMBER 31, 1998, SUCH RECONCILIATION REPORTS SHALL BE PREPARED BY OR WITH THE MATERIAL ASSISTANCE OF PWC.

                  (h) Section 7.19 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                           7.19 CONSULTANTS. THE BORROWER PREVIOUSLY HAS
                  RETAINED NORELLI AND COMPANY ("N&C") AND PRICEWATERHOUSE COOPERS, L.L.P.("PWC") AS BUSINESS AND FINANCIAL CONSULTANTS FOR THE BORROWER, AND BORROWER PREVIOUSLY HAS RETAINED THE STEPHENS GROUP ("TSG") AS A MANAGEMENT INFORMATION CONSULTANT. THE BORROWER SHALL MAKE AVAILABLE TO THE LENDERS FROM TIME TO TIME APPROPRIATE REPRESENTATIVES OF THE BORROWER'S CONSULTANTS TO REVIEW AND DISCUSS WITH THE LENDERS THE RECOMMENDATIONS AND/OR REPORTS THAT HAVE BEEN MADE BY ANY OF THE BORROWER'S CONSULTANTS TO AND/OR ON BEHALF OF THE BORROWER (INCLUDING MAKING AVAILABLE TO THE LENDERS COPIES OF ALL WRITTEN MATERIALS PROVIDED BY ANY OF THE BORROWER'S CONSULTANTS TO THE BORROWER). THE LENDERS MAY ELECT TO ENGAGE, AT THE EXPENSE OF THE BORROWER, A THIRD PARTY EXPERT TO REVIEW ON BEHALF OF THE LENDERS THE INFORMATION PREPARED BY ANY OF THE BORROWER'S CONSULTANTS. THE BORROWER SHALL CAUSE THE BORROWER'S CONSULTANTS, AS THE AGENT MAY REQUEST, (I) TO MEET PERIODICALLY WITH THE AGENT TO REPORT UPON THE BORROWER'S CONSULTANTS' FINDINGS, REPORTS AND RECOMMENDATIONS AND (II) TO MEET WITH THE LENDERS TO REPORT ON THE BORROWER'S CONSULTANTS' FINDINGS, REPORTS AND RECOMMENDATIONS. THE BORROWER SHALL PAY ALL COSTS ASSOCIATED WITH ITS RETENTION OF THE BORROWER'S CONSULTANTS. THE BORROWER SHALL NOT TERMINATE ANY OF THE BORROWER'S CONSULTANTS' SERVICES, OR DENY ANY OF THE BORROWER'S CONSULTANTS ACCESS TO

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

                  INFORMATION NECESSARY TO PERFORM ITS SERVICES WITHIN THE SCOPE OF ITS ENGAGEMENT, PRIOR TO THE EXPIRATION OF SUCH ENGAGEMENT. ALL REPORTS AND INFORMATION PROVIDED BY THE BORROWERS' CONSULTANTS TO THE AGENT OR THE LENDERS SHALL BE SUBJECT TO THE CONFIDENTIALITY PROVISIONS OF SECTION 11.15 HEREOF.

         3.       Miscellaneous.

                  (a) The term "Credit Agreement" as used in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as herein specifically agreed, the Credit Agreement, and the obligations of the Credit Parties thereunder and under the other Credit Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

                  (b) The Borrower hereby represents and warrants as follows:

                           (i) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

                           (ii) This Amendment has been duly executed and delivered by the Borrower and constitutes the Borrower's legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and
         (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                           (iii) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by the Borrower of this Amendment.

                  (c) The Borrower represents and warrants to the Lenders that
         (i) except for the representation contained in Section 6.2(a) with respect to matters previously disclosed to the Lenders, the representations and warranties of the Credit Parties set forth in
         Section 6 of the Credit Agreement are true and correct as of the date hereof and (ii) other than the Acknowledged Events of Default (as defined in the Forbearance Agreement) no unwaived event has occurred and is continuing which constitutes a Default or an Event of Default.

                  (d) This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopy shall be effective as an original and shall constitute a representation that an executed original shall be delivered.
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


                  (e) The Borrower hereby releases the Agent, the Lenders, and the Agent's and the Lenders' respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act on or prior to the date hereof.

                  (f) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

         Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

                                      PLUMA, INC., A NORTH CAROLINA CORPORATION

                                      By: ________________
                                      Name: ______________
                                      Title: ______________

                                      NATIONSBANK, N.A.,
                                      as Agent for and on behalf of
                                      the Lenders

                                      By:______________
                                      Name:____________
                                      Title: __________



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